As filed with the Securities and Exchange Commission on January 7, 1998.

                      File No. 333-________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                        PAMECO CORPORATION
          --------------------------------------------------
          (Exact Name of Issuer as Specified in its Charter)

          Georgia                                      51-0287654
-------------------------------                 ----------------------
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                  Identification Number)

                           1000 Center Place
                       Norcross, Georgia  30093
                           (404) 798-0700
----------------------------------------------------------------------
(Address and Telephone Number of Issuer's Principal Executive Offices)

         Pameco Corporation 1997 Employee Stock Purchase Plan
         ----------------------------------------------------
                     (Full Title of the Plan)

                            Mary McCulley
                          1000 Center Place
                       Norcross, Georgia  30093
                            (770) 798-0700
      ------------------------------------------------------------
      (Name, Address and Telephone Number, Including Area Code, of
                          Agent for Service)

                             Copies to:
                        James Steinberg, Esq.
                       KILPATRICK STOCKTON LLP
                     1100 Peachtree Street, N.E.
                     Atlanta, Georgia 30309-4530
                            (404) 815-6500

                                             Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum            Proposed Maximum
    Title of Securities           Amount to               Offering Price                Aggregate                Amount of
     to be Registered           be Registered               Per Share               Offering Price<F1>        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
   Class A Common Stock         500,000 shares                $18.34                    $9,170,000               $2,705.15

<F1> Determined in accordance with Rule 457(c) under the Securities Act of
     1933, based on $18.34, the average of the high and low prices on the New York Stock Exchange on December 31, 1997.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Prospectus dated June 4, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (2)  All other reports filed by the Registrant pursuant to
          Section 13(a) or 15(d) of Securities Exchange Act of
          1934, as amended (the "Exchange Act"), since the filing of the Prospectus.

     (3) The description of the Class A Common Stock contained in the Registrant's registration statement on Form 8-A, dated March 26, 1997, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company as a director, except that such provisions shall not limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for unlawful corporate distributions or (d) for any transactions from which the director receives an improper benefit.

          Under Article V of the Company's Bylaws, the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether the applicable standard of conduct has been met can be made by (a) a majority of the disinterested directors; (b) a majority of a committee of disinterested directors; (c) independent legal counsel or (d) an affirmative vote of a majority of shares held by the disinterested shareholders. No indemnification may be made to or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which said person was adjudged liable on the basis that personal benefit was improperly received by him.

          The Company has entered into Indemnification Agreements with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the Indemnification Agreements, the Company is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Company. The Indemnification Agreements require the Company (i) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Company's directors and officers liability insurance policy and
          (iii) to advance certain expenses incurred by an Indemnified Party. The Indemnification Agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances.

          The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description
--------------                -----------

4                             Pameco Corporation 1997 Employee
                              Stock Purchase Plan.

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the
                              Registrant

23                            Consent of Ernst & Young LLP


ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 7, 1998.

                              PAMECO CORPORATION

                              By: /s/ Theodore R. Kallgren
                                  -------------------------------
                                  Theodore R. Kallgren
                                  Chief Financial Officer



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore R. Kallgren as attorney-in-fact, having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 7, 1998.


/s/ James R. Balkcom, Jr.        Chairman
JAMES R. BALKCOM, Jr.

/s/ Gerald V. Gurbacki           Chief Executive Officer and Director
GERALD V. GURBACKI               (Principal Executive Officer)

/s/ Theodore R. Kallgren         Chief Financial Officer
THEODORE R. KALLGREN             (Principal Financial and Accounting
                                 Officer)

/s/ G. Thomas Braswell, Jr.      Director
G. THOMAS BRASWELL, Jr.

___________________________      Director
MICHAEL H. BULKIN

__________________________       Director
EARL DOLIVE

/s/ H. Whitney Wagner            Director
H. WHITNEY WAGNER

/s/ Thomas G. Weld               Director
THOMAS G. WELD

/s/ Richard Bearse               Director
RICHARD BEARSE

                          EXHIBIT INDEX
                                TO
                REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description
--------------                -----------

4                             Pameco Corporation 1997 Employee Stock
                              Purchase Plan.

5                             Opinion and Consent of Kilpatrick Stockton
                              LLP, counsel to the Registrant

23                            Consent of Ernst & Young LLP